Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption  “Experts” and to the use of our report dated November 9, 2020, with respect to the consolidated financial statements of Advent Technologies Inc. included in the Registration Statement (Form S-1) and related Prospectus of Advent Technologies Holdings, Inc. for the registration of its common stock and warrants.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
February 16, 2021